Exhibit 99.2

Resignation letter of Ceasar N. Anquillare from Kensey Nash Corporation’s Board of Directors

RESIGNATION

March 12, 2009

To the Board of Directors of
Kensey Nash Corporation:

I hereby resign as a member of the Board of Directors (the "Board") of Kensey Nash Corporation, a Delaware corporation (the "Corporation"), and as a member of each committee of the Board on which I serve (including, without limitation, the Audit Committee of the Board), effective immediately on the date hereof.

Very truly yours,

Ceasar Anquillare